Exhibit 10.2
FIRST AMENDMENT TO
COMMERCIAL SECURITY AGREEMENT

THIS FIRST AMENDMENT TO COMMERCIAL SECURITY AGREEMENT (hereinafter referred to as the “Amendment”), made and entered into as of this  1st day of July, 2010, by and between The Female Health Company, a Wisconsin corporation, whose mailing address is 515 N. State Street, Suite 2225, Chicago, Illinois 60654 (“Grantor”), to and for the benefit of Heartland Bank, a federal savings bank, whose mailing address is 212 South Central Ave., Suite 200, Clayton, Missouri 63105 (“Lender”). This Amendment amends the Security Agreement dated as of November 1, 2004 by and between the parties hereto (together with this Amendment, collectively, the “Security Agreement”).

WITNESSETH:

WHEREAS, the Lender and Debtor entered into an Amended and Restated Loan Agreement dated as of July 20, 2004, as amended by the First Amendment to Amended and Restated Loan Agreement dated November 1, 2004, and as further amended by the Second Amendment to Amended and Restated Loan Agreement dated July ___, 2005, and as further amended by the Third Amendment to Amended and Restated Loan Agreement dated July 1, 2006, and as further amended by the Fourth Amendment to Amended and Restated Loan Agreement dated July 1, 2007, as further amended by a Fifth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2008, as further amended by a Sixth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2009, and as further amended by a Seventh Amendment to Amended and Restated Loan Agreement dated as of January 4, 2010 (the “Loan Agreement”) pursuant to which Lender has made available to Debtor from time to time term and revolving credit facilities in the maximum aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00);

WHEREAS, Grantor and Lender have agreed to amend the Loan Agreement to change the terms and conditions of the two (2) revolving credit facilities, including increasing one of the revolving credit facilities from Five Hundred Thousand Dollars ($500,000.00) to One Million Dollars ($1,000,000.00) so that the aggregate principal amount of the credit facilities shall be Two Million Dollars ($2,000,000.00) (collectively, the “Loans”), and are desirous of amending and restating the promissory notes evidencing the Loans to reflect the same, and in order to induce the Lender to do so, and as a condition precedent thereto, the parties hereto have agreed to modify certain provisions contained in the Security Agreement, all on the terms and conditions hereafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.         Definitions, References.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Security Agreement shall from the date hereof refer to the Security Agreement as amended hereby.

Section 2.         Amendment to the Security Agreement.  The Security Agreement is hereby amended as follows:

2.1     The definition of “Loan Agreement” is hereby deleted in its entirety and is hereby replaced with the following:

Loan Agreement.  The words “Loan Agreement means that certain Amended and Restated Loan Agreement dated as of July 20, 2004, between Grantor and Lender, as amended by the First Amendment to Amended and Restated Loan Agreement dated November 1, 2004, and as further amended by the Second Amendment to Amended and Restated Loan Agreement dated July ___, 2005, and as further amended by the Third Amendment to Amended and Restated Loan Agreement dated July 1, 2006, and as further amended by the Fourth Amendment to Amended and Restated Loan Agreement dated July 1, 2007, as further amended by a Fifth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2008, as further amended by a Sixth Amendment to Amended and Restated Loan Agreement dated as of July 1, 2009, as further amended by a Seventh Amendment to Amended and Restated Loan Agreement dated as of January 4, 2010, and as further amended by an Eighth Amendment to Amended and Restated Loan Agreement dated on or about July 1, 2010, as the same may be amended, renewed, or extended.

2.2     The definition of “Notes” is hereby deleted in its entirety and is hereby replaced with the following:

Notes.  The word “Notes” means the two promissory notes each dated on or about July 1, 2010, made by Grantor payable to the order of Lender evidencing (i) the obligation of Grantor to pay the aggregate unpaid principal amount of the loan made by Lender to Grantor in the principal face amount of $1,000,000, and all extensions, renewals and modifications thereto (“Loan Number Two”, as defined in the Loan Agreement”); and (ii) the obligation of Grantor to pay the aggregate unpaid principal amount of the loan made by Lender to Grantor in the principal face amount of $1,000,000, and all extensions, renewals and modifications thereto (“Loan Number Three”, as defined in the Loan Agreement”).

Section 3.         Representations and Warranties. The Grantor hereby represents and warrants to the Lender that all of the representations and warranties of Grantor set forth in the Security Agreement remain true, correct and accurate in all respects.

Section 4.         Voluntary Agreement.  Each party represents and warrants to the other that it has consulted or has had the opportunity to consult with counsel regarding this Amendment that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of my kind entered into this Amendment.

Section 5.         Benefit of Security Agreement.  This Amendment shall be binding upon and shall inure to and for the benefit of the parties hereto, their heirs, administrators, personal representatives, successors and assigns.

Section 6.         Authority.  By his or her execution hereof, each of the persons signing on behalf of the parties hereto hereby represents and warrants that each is fully authorized to act and execute this Amendment on behalf of their respective party.

Section 7.         Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute together but one and the same agreement.

Section 8.         Severability.  The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

Section 9.         Headings; Recitals.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.  The recitals set forth herein are hereby incorporated into this Amendment and form a part hereof, the truth and accuracy of which is evidenced by each party's execution hereof.

Section 10.       Governing Law.  This Amendment shall be binding upon and inure to and for the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri. Without limitation of the foregoing, Grantor may not assign or transfer the Security Agreement without the prior written consent of the Lender.

Section 11.       Missouri Revised Statute §432.047.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (GRANTOR(S)) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Section 12.      Full Force and Effect.  Except as specifically amended hereby, all of the terms and conditions of the Security Agreement and all loan documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and the same are hereby ratified and confirmed. No reference to this Amendment need be made in any instrument or document at any time referring to the Security Agreement, a reference to the Security Agreement in any of such to be deemed to be reference to the Security Agreement, as amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS HEREOF, this Amendment has been duly executed as of the day and year first written above.

“GRANTOR”

The Female Health Company,
a Wisconsin corporation

By:  /s/  O.B. Parrish
Name:  O.B. Parrish
Title:  C.E.O. / Chairman of B.O.D.

“LENDER”

Heartland Bank,
a national savings bank

By:  /s/  Colin McNulty
Name: Colin McNulty
Title: AVP

[Notary Pages to Follow]

STATE OF ILLINOIS  )
                                      ) SS
COUNTY OF COOK   )

On this 2nd day of June, 2010, before me appeared O.B. Parrish, in his/her capacity as C.E.O./CH. of The Female Health Company, a Wisconsin corporation, to me personally known, who, being by me duly sworn, did say that he/she is the C.E.O./CH. of The Female Health Company, a Wisconsin corporation, and that said instrument was signed in behalf of said corporation by authority of its B.O.D., and said O.B. Parrish, as C.E.O./CH., acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/  Jacqueline F. Martin
Notary Public

My Commission Expires:  02/26/2014

STATE OF MISSOURI     )
                                           ) SS
COUNTY OF ST. LOUIS )

On this ___ day of _________, 2010, before me appeared ____________________, to me personally known, who being by me duly sworn did say that he/she is a Vice President of Heartland Bank, a federal savings bank, and that said instrument was signed on behalf of said bank and said ________________, as Vice President, acknowledged said instrument to be the free act and deed of said bank.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

_______________________________
Notary Public

My Commission Expires: ____________